Exhibit (s)(4)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

BLACKROCK INCOME TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Shares of Common Stock, $0.01 par value	—	8,333,333(1)	—	—	—	$0(2)

	Other	Rights to Purchase Shares of Common Stock(5)	—	—	—	—	—	—

Fees Previously Paid	Equity	Shares of Common Stock, $0.01 par value	Other(3)	25,000,000	$4.60	$115,000,000	$92.70	$10,660.50(4)

	Equity	Shares of Common Stock, $0.01 par value	457(o)	—	—	$1,000,000	$92.70	$92.70(6)

	Other	Rights to Purchase Shares of Common Stock(5)	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities

Total Offering Amounts						$115,000,000		$10,660.50

Total Fees Previously Paid								$10,660.50

Total Fee Offsets								—

Net Fee Due								$0

(1)

Pursuant to Rule 416(b) under the Securities Act of 1933 (the “Securities Act”), this Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-262743) (the “Registration Statement”) is being filed to reduce the number of shares of common stock registered on the Registration Statement from 25,000,000 to 8,333,333 shares of common stock in connection with the Registrant’s 1-for-3 reverse stock split whereby every three shares of common stock will be changed into one share of common stock. The reverse stock split is expected to be effective October 18, 2022

(2)

Pursuant to Rule 416(b) under the Securities Act, the amount of unsold securities deemed to be covered by Pre-Effective Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2022 shall be proportionately reduced to reflect the reverse stock split referenced in footnote (1) above. Accordingly, no additional registration fee is due.

(3)

The Registrant relied on Rule 457(c) under the Securities Act to calculate the registration fee for the 25,000,000 shares of common stock registered with Pre-Effective Amendment No. 1 to the Registration Statement filed with the SEC on June 10, 2022. The Maximum Aggregate Offering Price was estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the shares of common stock on June 6, 2022, as reported on the New York Stock Exchange. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under the Registration Statement.

(4)

Amount represents the total registration fee calculated in reliance on Rule 457(c) under the Securities Act to register 25,000,000 shares of common stock having an estimated Maximum Aggregate Offering Price of $115,000,000. Of the total registration fee amount, $92.70 was paid with the Registration Statement filed with the SEC on February 15, 2022 to register $1,000,000 of shares of common stock pursuant to Rule 457(o) under the Securities Act, and the remaining amount of $10,567.80 was paid with Pre-Effective Amendment No. 1 to the Registration Statement filed with the SEC on June 10, 2022.

(5)

No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase shares of common stock, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

(6)	The Registrant previously paid $92.70 in connection with the filing of the Registration Statement with the SEC on February 15, 2022.